UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2021 (March 15, 2021)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                              ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jean-Jacques Charhon as Executive Vice President and Chief Financial Officer

On March 15, 2021, Jean-Jacques Charhon, Executive Vice President and Chief Financial Officer of Laureate Education, Inc. (the “Company”), informed the Company of his intention to resign from his position with the Company, effective April 1, 2021, to pursue another opportunity outside the Company. Mr. Charhon will remain employed with the Company through April 9, 2021 to assist with the transition.

Appointment of Richard M. Buskirk as Senior Vice President and Chief Financial Officer

On March 17, 2021, Richard M. Buskirk was appointed as the Company’s new Senior Vice President and Chief Financial Officer, effective April 1, 2021.

Mr. Buskirk, age 44, currently serves as the Company’s Senior Vice President, Corporate Development and prior to that served as the Company’s Vice President, Global Financial Planning & Analysis from 2015 to 2018. Before joining the Company, Mr. Buskirk held various finance, strategy and operations positions for multiple global brands, including Vodafone Group PLC, NII Holdings, Inc. (formerly Nextel International), and Sprint Nextel. Before then, Mr. Buskirk was a financial analyst with Deutsche Bank and a CPA with Ernst & Young, LLP. Mr. Buskirk holds a dual MBA from Columbia University and London Business School and a B.S. in Accounting from the University of Maryland.

As Senior Vice President and Chief Financial Officer, Mr. Buskirk will (i) receive an annual base salary of $380,000, (ii) be eligible to earn an annual target cash bonus equal to 100% of his base salary pursuant to the terms of the Company’s annual incentive plan, which bonus will be prorated in 2021 for the time spent in each position held during such year, and (iii) be eligible to earn an annual target long-term equity incentive award equal to 100% of his base salary, with such award payable in restricted stock units, performance share units and/or stock options, each with respect to the Company’s Class A common stock, and subject to the terms and conditions of the Company’s Amended and Restated 2013 Long-Term Incentive Plan. In addition, similar to other executive officers of the Company, Mr. Buskirk is eligible to receive benefits as a participant in the strategic review corporate retention bonus program, which benefits have been previously disclosed.

On March 18, 2021, the Company issued a press release announcing the appointment of Mr. Buskirk as Senior Vice President and Chief Financial Officer of the Company, effective April 1, 2021, succeeding Mr. Charhon. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Appointment of Gerard M. Knauer as Vice President, Accounting, Global Controller and Principal Accounting Officer

On March 17, 2021, Gerard M. Knauer was appointed as the Company’s Vice President, Accounting, Global Controller and principal accounting officer, effective as of March 19, 2021. Mr. Knauer, age 45, has served as the Company’s Executive Director, Accounting since 2013 and prior to that served as the Company’s Director, SEC Reporting from 2011 to 2013. Before joining the Company, Mr. Knauer held accounting positions with Ernst & Young from 2002 to 2011 and with Arthur Andersen from 1997 to 2002. Mr. Knauer holds a B.S. in Accounting from the University of Delaware.

In his new position, Mr. Knauer will (i) receive an annual base salary of $250,000, (ii) be eligible to earn an annual target cash bonus equal to 35% of his base salary pursuant to the terms of the Company’s annual incentive plan, which bonus will be prorated in 2021 for the time spent in each position held during such year, and (iii) be eligible to earn an annual long-term equity incentive award equal to 30% of his base salary, with such award payable in restricted stock units, performance share units and/or stock options, each with respect to the Company’s Class A common stock and subject to the terms and conditions of the Company’s Amended and Restated 2013 Long-Term Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Laureate Education, Inc. on March 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: March 18, 2021